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                                                                    EXHIBIT 23.1

                                   CONSENT OF
                          WM SWORD & CO. INCORPORATED

                                                                 August 25, 1998

     We hereby consent to the inclusion in the Registration Statement on Form S-4 and the related proxy statement with respect to the proposed merger of CAM Acquisition Corp., a wholly owned subsidiary of Cytec Industries Inc. with and into The American Materials & Technologies Corporation, of our opinion letter appearing as Annex C to the Prospectus/Proxy Statement which is a part of such Registration Statement, and to the references to our firm name under the captions "SUMMARY -- The Merger-Opinion of Financial Advisor" and "THE
MERGER -- Background of the Merger", "-- Recommendation of the AMT Board and Reasons for the Merger" and "-- Opinion of Financial Advisor".

                                          Very truly yours,

                                          WM SWORD & CO INCORPORATED

                                          by /s/ALLAN M. BENTON

                                              ----------------------------------
                                              Name: Allan M. Benton
                                              Title: Managing Director